Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. ANNOUNCES APPOINTMENT OF

CHIEF OPERATING OFFICER

NEW YORK, NY, January 4, 2018 – Mercer International Inc. (Nasdaq: MERC, TSX: MERC.U) (the “Company”) today announced that Adolf Koppensteiner has been appointed Chief Operating Officer of the Company effective January 1, 2018.

Mr. Koppensteiner continues to serve as a managing director of the Company’s Stendal mill, a position he has held since June 2013. Prior thereto, he served as mill manager of the Company’s Rosenthal Mill since joining the Company in 2007.

David Gandossi, Chief Executive Officer of the Company, stated: “We are pleased to welcome Mr. Koppensteiner in his new role with the Company. Since joining us in 2007, he has been a valuable member of the management teams at our Stendal and Rosenthal mills.” He concluded: “I look forward to working with Mr. Koppensteiner and the rest of our management team as we continue to strengthen our disciplined operating model.”

Mercer International Inc. is a global forest products company with operations in Germany and Canada.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from forecasted results. Words such as “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Executive Chairman

(604) 684-1099

David M. Gandossi

Chief Executive Officer

(604) 684-1099